UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2014 (March 21, 2014)
Toys “R” Us, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)
One Geoffrey Way, Wayne, New Jersey 07470
(Address of Principal Executive Offices, including Zip Code)
(973) 617-3500
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On March 21, 2014, Toys “R” Us-Delaware, Inc. (“Toys-Delaware”), a direct wholly−owned subsidiary of Toys “R” Us, Inc., and certain of its subsidiaries amended and restated the credit agreement for its secured revolving credit facility (the “ABL Facility”) in order to extend the maturity date of the facility and amend certain other provisions. The amendment and restatement was documented under a Third Amended and Restated Credit Agreement, by and between, among others, Toys-Delaware, as lead borrower, Toys “R” Us (Canada) Ltd. Toys “R” Us (Canada) Ltee, as Canadian borrower, certain other subsidiaries of Toys-Delaware, as facility guarantors, Bank of America, N.A., as Administrative Agent, Canadian Agent and Co-Collateral Agent, Wells Fargo Retail Finance, LLC, as Co-Collateral Agent, and the lenders party thereto.
The ABL Facility as amended will continue to provide for $1,850 million of revolving commitments. The ABL Facility has a final maturity date of March 21, 2019, with a springing maturity if the Toys-Delaware term loans due fiscal 2016 and fiscal 2018, and the Toys-Delaware secured notes due fiscal 2016 are not repaid 30 days prior to maturity. The ABL Facility as amended bears a tiered floating interest rate of LIBOR plus a margin of between 1.50% and 1.75% depending on usage (or, at the election of the borrower, a tiered floating interest rate based on the agent’s prime rate plus a margin of between 0.50% and 0.75% depending on usage). A commitment fee is payable on the undrawn portion of the ABL Facility in an amount equal to 0.25% per annum of the average daily balance of unused commitments during each calendar quarter.
The ABL Facility will continue to be available for general corporate purposes and the issuance of letters of credit. Borrowings under this credit facility are secured by tangible and intangible assets of Toys−Delaware and certain of its subsidiaries, subject to specific exclusions stated in the credit agreement. The credit agreement contains covenants that, among other things, restrict Toys−Delaware’s ability to incur certain additional indebtedness; create or permit liens on assets; engage in mergers or consolidations; make investments, loans or advances; sell or transfer assets; pay dividends or distributions, repurchase capital stock or make other restricted payments; repay or prepay certain debt; engage in transactions with affiliates; amend material documents and change fiscal year. The ABL Facility, as amended pursuant to the amended and restated credit agreement, requires Toys−Delaware to maintain excess availability at all times of no less than $125 million and to sweep cash toward prepayment of the loans if excess availability falls below $150 million for any three days in a 30−day period (or if certain specified defaults are continuing or if excess availability falls below $130 million at any time). Availability is determined pursuant to a borrowing base, consisting of specified percentages of eligible inventory and eligible credit card receivables and certain real estate less any applicable availability reserves. The ABL Facility permits Toys-Delaware to request an increase in commitments by up to $1,150 million (subject to certain conditions, including obtaining new or increased commitments from new or existing lenders).

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On March 26, 2014, Toys “R” Us, Inc. issued a press release announcing its financial results for the fourth quarter and for the fiscal year ended February 1, 2014. The press release is attached hereto as Exhibit 99.1.
This press release, which has been furnished solely for this Item 2.02, shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information in Item 1.01 above is incorporated into this Item 2.03 by reference.

ITEMS 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
99.1        Press release dated March 26, 2014.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc. (Registrant)
Date: March 26, 2014	By:	/s/ F. Clay Creasey, Jr.
	Name:	F. Clay Creasey, Jr.
	Title:	Executive Vice President - Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 26, 2014.

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